POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Cynthia Lo Bessette, Taylor V. Edwards, Randy G. Legg, Michael Sternhell and John Yoder each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee/Director and/or Officer of, OFI Funds Trust (on behalf of its series OFI Pictet Global Environmental Solutions Fund), Oppenheimer Capital Appreciation Fund, Oppenheimer Developing Markets Fund, Oppenheimer Discovery Fund, Oppenheimer Discovery Mid Cap Growth Fund, Oppenheimer Dividend Opportunity Fund, Oppenheimer Emerging Markets Innovators Fund, Oppenheimer Equity Income Fund, Oppenheimer Global Fund, Oppenheimer Global Multi-Alternatives Fund, Oppenheimer Global Multi-Asset Growth Fund, Oppenheimer Global Multi-Asset Income Fund, Oppenheimer Global Multi Strategies Fund, Oppenheimer Global Opportunities Fund, Oppenheimer Global Real Estate Fund, Oppenheimer Global Value Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer Government Money Market Fund, Oppenheimer Institutional Government Money Market Fund, Oppenheimer International Diversified Fund, Oppenheimer International Equity Fund, Oppenheimer International Growth and Income Fund, Oppenheimer International Growth Fund, Oppenheimer International Small-Mid Company Fund, Oppenheimer Limited-Term Bond Fund, Oppenheimer Macquarie Global Infrastructure Fund, Oppenheimer Master International Value Fund, LLC, Oppenheimer Multi-State Municipal Trust (on behalf of its series Oppenheimer Rochester New Jersey Municipal Fund, Oppenheimer Rochester Pennsylvania Municipal Fund and Oppenheimer Rochester High Yield Municipal Fund), Oppenheimer Municipal Fund (on behalf of its series Oppenheimer Rochester Short Duration High Yield Municipal Fund), Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund, Equity Investor Fund, Conservative Investor Fund and Moderate Investor Fund), Oppenheimer Quest For Value Funds (on behalf of Oppenheimer Global Allocation Fund, Oppenheimer Fundamental Alternatives Fund and Oppenheimer Mid Cap Value Fund), Oppenheimer Real Estate Fund, Oppenheimer Rising Dividends Fund, Oppenheimer Rochester AMT-Free Municipal Fund, Oppenheimer Rochester AMT-Free New York Municipal Fund, Oppenheimer Rochester Arizona Municipal Fund, Oppenheimer Rochester California Municipal Fund, Oppenheimer Rochester Fund Municipals, Oppenheimer Rochester Intermediate Term Municipal Fund, Oppenheimer Rochester Limited Term California Municipal Fund, Oppenheimer Rochester Maryland Municipal Fund, Oppenheimer Rochester Massachusetts Municipal Fund, Oppenheimer Rochester Michigan Municipal Fund, Oppenheimer Rochester Minnesota Municipal Fund, Oppenheimer Rochester North Carolina Municipal Fund, Oppenheimer Rochester Ohio Municipal Fund, Oppenheimer Rochester Short Term Municipal Fund, Oppenheimer Rochester Virginia Municipal Fund, Oppenheimer Series Fund (on behalf of its series Oppenheimer Value Fund), Oppenheimer Small Cap Value Fund and Rochester Portfolio Series (on behalf of its series, Oppenheimer Rochester Limited Term New York Municipal Fund), (the “Funds”), to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements and Registration Statements on Form N-14) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, any reports required to be filed under section 16 of the Securities Exchange Act of 1934 and the rules thereunder as applicable, and any amendments and supplements thereto, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that I previously have executed. This power of attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

Dated this 8th day of December 2017.

DESIGNATION OF PRINCIPALS:

/s/ Beth Ann Brown /s/ Joanne Pace

Beth Ann Brown Joanne Pace

/s/ Edmund P. Giambastiani, Jr. /s/ Arthur P. Steinmetz

Edmund P. Giambastiani, Jr. Arthur P. Steinmetz

/s/ Elizabeth Krentzman /s/ Daniel Vandivort

Elizabeth Krentzman Daniel Vandivort

/s/ Mary F. Miller /s/ Brian F. Wruble

Mary F. Miller Brian F. Wruble

/s/ Joel W. Motley /s/ Brian S. Petersen

Joel W. Motley Brian S. Petersen

DESIGNATION OF AGENTS:

/s/ Cynthia Lo Bessette /s/ Michael Sternhell

Cynthia Lo Bessette Michael Sternhell

/s/ Taylor V. Edwards /s/ John Yoder

Taylor V. Edwards John Yoder

/s/ Randy G. Legg

Randy G. Legg